February 29,
2008



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  The Prudential Series Fund
          (File No. 811-03623)




Ladies and Gentlemen:


Enclosed please find the Annual Report on Form N-
SAR  for the above referenced Fund, for the six-
month  period  ended  December  31,  2007.   The
enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure















This   report  is  signed  on  behalf   of   the
Registrant in the City of Newark and State of New Jersey on the 28th day of February, 2008.



The Prudential Series Fund
File No. 811-03623


By:/s/  Jonathan  D. Shain______     By:/s/  Robert  A.
Hymas II
Jonathan D. Shain                       Robert A. Hymas
II
Assistant Secretary                     Witness